EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned, in the undersigned's capacity as an officer of Janus Henderson Group plc (the “Company”), hereby constitutes and appoints each of Peter Falconer, Lisa Kish, and Sue Armstrong, in their capacities for the Company, as the undersigned's true and lawful attorney‑in‑fact (each, an “Attorney-In-Fact”) to:

(1)

obtain credentials (including codes or passwords) to enable the undersigned to submit and file documents, forms and information required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation of the U.S. Securities and Exchange Commission (“SEC”) via the Electronic Data Gathering and Retrieval (“EDGAR”) system, including (i) preparing, executing in the undersigned’s name and on the undersigned’s behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purpose of the Form ID or such other documents; and (ii) enrolling the undersigned in EDGAR Next or any successor filing system;

(2)

act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of Filer’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(3)

cause the Company to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize the Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account;

(4)

execute for, and on behalf of, the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, Forms 3, 4 and 5 relating to the Company in accordance with Section 16(a) of the Exchange Act the rules and regulations promulgated thereunder, and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”);

(5)

seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information;

(6)

do and perform any and all acts for, and on behalf of, the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, or Forms 144, and any amendments thereto, or other required report and timely file such forms or reports with the SEC, the New York Stock Exchange and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act or Rule 144 of the Securities Act; and

(7)

take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s sole discretion.

The undersigned hereby grants to each such Attorney-In-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-In-Fact, or such Attorney-In-Fact’s substitute(s), shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing Attorneys-In-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, Rule 144 under the Securities Act of 1933 or any other legal or regulatory obligations of the undersigned.

The undersigned does hereby revoke, as of the date hereof, all prior powers of attorney previously granted to any employee or other agent or representative of the Company with respect to the forms referenced in clauses (1) through (7) above, provided that no acts taken pursuant to any such prior powers of attorney in accordance therewith shall be invalidated hereby.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or Forms 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-In-Fact

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 24th day of March, 2026

/s/ Sukhdeep Grewal
Signature

Sukhdeep Grewal
Print Name

STATE OF New York	)
) ss.
COUNTY OF New York	)

The foregoing instrument was acknowledged before me on this 24 day of March, 2026, by Sukh Grewal.

/s/ Michelle E Smith

Notary Public

My commission expires: 11/23/2027